UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 5, 2011

Immunomedics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12104	61-1009366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 American Road, Morris Plains, New Jersey		07950
(Address of Principal Executive Offices)		(Zip Code)

(973) 605-8200

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 5, 2011, Immunomedics, Inc., a Delaware corporation (the “Company”) entered into (i) the Fourth Amended and Restated Employment Agreement with Cynthia L. Sullivan pertaining to Ms. Sullivan’s service to the Company as the Company’s President and Chief Executive Officer (the “Sullivan Agreement”) and (ii) the Third Amended and Restated Employment Agreement with Dr. David M. Goldenberg pertaining to Dr. Goldenberg’s service to the Company as its Chief Scientific Officer and Chief Medical Officer (the “Goldenberg Agreement”). The Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”) reviewed the prior agreements with each of Ms. Sullivan and Dr. Goldenberg. While many of the provisions remain unchanged, the amended agreements remove certain provisions, such as automatic renewals and 280G tax gross-up provisions. A summary of the entire agreements is set forth below.

Cynthia L. Sullivan

The Sullivan Agreement, which is effective as of July 1, 2011, will continue, unless earlier terminated by the parties, until July 1, 2014 (the “Sullivan Term”). The automatic renewal provision that was included in Ms. Sullivan’s prior employment agreement has been eliminated. Ms. Sullivan’s current annual base salary under the Sullivan Agreement is $558,600, which shall be reviewed annually (including in 2011) by the Board or the Compensation Committee. Ms. Sullivan is also eligible to participate in the Company’s incentive compensation plan in place for its senior level executives. In connection with her participation in the Company’s incentive plan, Ms. Sullivan is eligible to receive an annual discretionary bonus determined by the Compensation Committee based upon certain performance standards to be determined by the Compensation Committee.

The expiration of the Sullivan Agreement in the absence of a successor employment agreement shall be deemed a termination of Ms. Sullivan’s employment without “cause” (as defined in the Sullivan Agreement) for purposes of the Sullivan Agreement; provided, however, that if the Company presents to Ms. Sullivan, on or before March 1, 2014, a written offer to extend the Sullivan Term on substantially the same terms and conditions as set forth in the Sullivan Agreement or on terms and conditions that, in the aggregate, are more economically favorable to Ms. Sullivan than as set forth in the Sullivan Agreement, as determined in the good faith discretion of the Compensation Committee, and Ms. Sullivan does not accept such offer, then the expiration of the Sullivan Agreement in the absence of a successor employment agreement shall be deemed a voluntary termination of Ms. Sullivan’s employment for purposes of the Sullivan Agreement.

Ms. Sullivan’s annual bonus target was increased to 50% of her base salary, subject to achievement of performance goals, with a potential payout from 0 to 150% of the target amount. Ms. Sullivan will also be eligible to receive equity compensation awards under the Company’s 2006 Stock Incentive Plan, or any such successor equity compensation plan as may be in place from time to time.

In the event Ms. Sullivan’s employment is terminated without “cause” (as defined in the Sullivan Agreement) or Ms. Sullivan terminates employment for “good reason” (as defined in the Sullivan Agreement), the Sullivan Agreement provides that Ms. Sullivan will be entitled to receive severance payments in an amount equal to the sum of: (x) 200% of her base salary in effect at the time of her termination, and (y) 200% of the target bonus established for the fiscal year in which her employment terminates. The severance amount will be paid in monthly installments over the 24-month period following her termination. Ms. Sullivan also will be entitled to receive the annual bonus earned based on actual performance, if any, payable for the fiscal year in which the termination occurs (prorated to reflect her actual period of service during such fiscal year). In addition, the Company will pay Ms. Sullivan for the incremental cost of maintaining continued medical coverage for herself and any eligible dependents for a period of 18 months following her termination date above the required monthly employee payment for such coverage calculated as if Ms. Sullivan had continued to be an employee of the Company throughout such period.

In the event Ms. Sullivan’s employment terminates without cause or for good reason within one year following a “change of control” (as defined in the Sullivan Agreement), the Sullivan Agreement provides that Ms. Sullivan will be entitled to receive a lump sum severance payment in an amount equal to the sum of (x) 300% of her base salary in effect at the time of her termination and (y) 300% of the target bonus established for the fiscal year in which the date of termination occurs. Ms. Sullivan also will be entitled to receive the annual bonus earned based on actual performance, if any, payable for the fiscal year in which the termination occurs (prorated to reflect her actual period of service during such fiscal year). In addition, for a period of 18 months following such termination, the Company will pay Ms. Sullivan for the incremental cost of maintaining continued medical coverage for herself and any eligible dependents above the required monthly employee payment for such coverage calculated as if Ms. Sullivan had continued to be an employee of the Company throughout such period.

As a condition to payment of the severance described above, Ms. Sullivan is required to execute a written release of any and all claims against the Company and all related parties with respect to all matters arising out of her employment by the Company, or the termination thereof.

Although Ms. Sullivan had a right in her prior employment agreement to a tax gross-up with respect to any federal excise tax imposed on any payments or benefits received in connection with a change of control that are deemed to constitute parachute payments under Section 280G of the Internal Revenue Code, such right has been eliminated in the Sullivan Agreement.

Upon termination without cause or for good reason within one year following a “change of control” (as defined in the Sullivan Agreement), all stock options, restricted stock and other equity rights held by Ms. Sullivan will become fully vested and exercisable. In addition, all stock options held by Ms. Sullivan will remain exercisable for a period of 24 months following the end of the remaining balance of the term of her employment agreement. In no event, however, will the option be exercisable beyond its original term or beyond the extension period permitted under Section 409A of the Internal Revenue Code.

Upon termination due to death or disability, Ms. Sullivan shall be entitled to the annual bonus earned based on actual performance, if any, payable for the fiscal year in which the termination occurs, prorated for her period of service during that year.

The Sullivan Agreement provides that throughout the Sullivan Term and for a period of two (2) years thereafter, Ms. Sullivan shall not (i) without the prior written approval of the Board, compete, directly or indirectly, in the United States or Canada, with the Company in the field of therapeutic antibodies for cancer; or (ii) directly or indirectly solicit any Company customer or employee of the Company. The Sullivan Agreement also provides that Ms. Sullivan shall, during the Sullivan Term and at all times thereafter, keep confidential all trade secrets and confidential information of the Company. In the event Ms. Sullivan breaches any of the restrictive covenants in the Sullivan Agreement, all severance payments otherwise owed to Ms. Sullivan shall cease immediately.

Dr. David M. Goldenberg

The Goldenberg Agreement, which is effective as of July 1, 2011, will continue, unless earlier terminated by the parties, until July 1, 2016 (the “Goldenberg Term”). The automatic renewal provision that was included in Dr. Goldenberg’s prior employment agreement has been eliminated. Dr. Goldenberg’s annual base salary under the Goldenberg Agreement is his current salary of $525,000, which shall be reviewed annually (including in 2011) by the Board or the Compensation Committee. Dr. Goldenberg also remains eligible to participate in the Company’s incentive compensation plan that is in place for its senior level executives. In connection with his participation in the Company’s incentive plan, Dr. Goldenberg will continue to be eligible to receive an annual discretionary bonus determined by the Compensation Committee based upon certain performance standards to be determined by the Compensation Committee. Dr. Goldenberg’s annual bonus target was increased to 50% of his base salary, subject to achievement of performance goals, with a potential payout from 0 to 150% of the target amount. Dr. Goldenberg will also be eligible to receive equity compensation awards under the Company’s 2006 Stock Incentive Plan, as amended, or any such successor equity compensation plan as may be in place from time to time, at the discretion of the Compensation Committee.

Dr. Goldenberg continues to be eligible to receive certain additional incentive compensation related to the Company’s net income or loss (the “Additional Incentive Compensation”), which remain unchanged from his prior agreement. With respect to any fiscal year during the Goldenberg Term and thereafter throughout the non-competition period, as described in the Goldenberg Agreement in which the Company records positive net income, Dr. Goldenberg shall receive a sum equal to one and one-half percent (1.5%) of the Company’s Annual Net Revenue (as defined in the Goldenberg Agreement) for each such fiscal year. With respect to any fiscal year during the Goldenberg Term in which the Company records an annual net loss, Dr. Goldenberg shall receive a sum equal to three quarters of one percent (0.75%) of the total Consideration (as defined in the Goldenberg Agreement) the Company receives from any third party transaction, with certain exceptions.

Dr. Goldenberg continues to be eligible to receive royalty payments on royalties received by the Company. The Company shall pay Dr. Goldenberg for each full fiscal year of the Company, a sum equal to a percentage of the annual Product Royalties (as defined in the Goldenberg Agreement) the Company receives on each of the products for which Dr. Goldenberg is an Inventor (as defined in the Goldenberg Agreement), and all products using, related to or derived from products for which Dr. Goldenberg is an Inventor, which payments shall continue for each Patented Product (as defined in the Goldenberg Agreement) for the remaining Life (as defined in the Goldenberg Agreement) of the Patent (as defined in the Goldenberg Agreement) covering each Patented Product (“Patent Lifetime Royalty Payments”). The percentage of Product Royalties that the Company will pay to Dr. Goldenberg on each Patented Product will be determined based on the percentage of Product Royalties that the Company must pay to external third parties.

Patent Lifetime Royalty Payments shall be due and owing from the Company to Dr. Goldenberg (or his estate or designated beneficiaries) throughout the Life of each Patent both during his employment with the Company and after his employment terminates, except that Patent Lifetime Royalty Payments shall not be payable in the event an arbitrator or court finds that Dr. Goldenberg committed a material breach of his covenants contained in the Goldenberg Agreement. During the Goldenberg Term of the Goldenberg Agreement, any quarterly payment of Patent Lifetime Royalty Payments will be paid to Dr. Goldenberg only to the extent that such Patent Lifetime Royalty Payments exceed the quarterly Minimum Payment (as defined in the Goldenberg Agreement) paid to him as described below.

In the event the Company completes a Disposition (as defined in the Goldenberg Agreement) during the Goldenberg Term, or within three (3) years thereafter, of any one or more of the Company’s Undeveloped Assets (as defined in the Goldenberg Agreement) for which Dr. Goldenberg was an Inventor, the Company will pay Dr. Goldenberg a sum equal to at least twenty percent (20%), or more (as determined by the Board), of the Consideration the Company receives from each Disposition; provided, however that no such payment shall be due in the event an arbitrator or court finds that Dr. Goldenberg committed a material breach of his covenants contained in the Goldenberg Agreement. The Company’s obligation to compensate Dr. Goldenberg upon Dispositions of Undeveloped Assets applies to all Dispositions completed within the Goldenberg Term or within three (3) years thereafter, even if the Company actually receives the Consideration at some time after the three (3) year period elapses.

The Company agrees to make a minimum payment of $150,000 (the “Minimum Payments”) to Dr. Goldenberg during each of the Company’s fiscal years during the Goldenberg Term of the Goldenberg Agreement, payable in equal quarterly payments, as an advance against the amounts due to Dr. Goldenberg as Additional Incentive Compensation, Patent Lifetime Royalty Payments and Dispositions of Undeveloped Assets.

The Goldenberg Agreement provides that in the event the Company terminates Dr. Goldenberg at any time without “Good Cause” (as defined in the Goldenberg Agreement) or Dr. Goldenberg resigns for “Good Reason” (as defined in the Goldenberg Agreement), Dr. Goldenberg will be entitled to receive a lump-sum severance payment in an amount equal to 3.00 times his Total Annual Compensation for the contract year in which the termination occurs. For this purpose, “Total Annual Compensation” is the sum of Dr. Goldenberg’s annual base salary in effect at that time, the target bonus established for the fiscal year in which the date of termination occurs, the Minimum Payments due for that contract year, and the Additional Incentive Compensation. In addition, the Company will pay Dr. Goldenberg for the incremental cost of maintaining continued medical coverage for himself and any eligible dependents for a period of 24 months following his termination date above the required monthly employee payment for such coverage calculated as if Dr. Goldenberg had continued to be an employee of the Company throughout such period. Dr. Goldenberg will also be entitled to any benefits accrued in accordance with the terms of any applicable benefit plan and program of the Company. In the event the Company requests that Dr. Goldenberg provide services to the Company after his employment has terminated, the Company will pay for the reasonable cost of an office and administrative assistant support for Dr. Goldenberg.

The Goldenberg Agreement also provides that in the event of a “Change of Control” (as defined in the Goldenberg Agreement), if Dr. Goldenberg terminates his employment upon ninety (90) days prior written notice to the Company or its successor, to be effective not later than the second anniversary of a Change of Control of the

Company, Dr. Goldenberg will be entitled to receive a lump sum severance payment in an amount equal to 3.00 times his Total Annual Compensation. In addition, Dr. Goldenberg will receive, for a period of 36 months following such termination, all medical and dental coverages in effect on the date of termination or, at the Company’s election, cash in lieu of such coverage in an amount equal to Dr. Goldenberg’s after-tax cost of continuing comparable coverage. Dr. Goldenberg will also be entitled to receive any benefits accrued in accordance with the terms of any applicable benefit plan and program of the Company.

The Company may require Dr. Goldenberg to execute a written release of any and all claims against the Company and all related parties with respect to all matters arising out of Dr. Goldenberg’s employment by the Company, or the termination thereof as a condition to receiving the severance payments described above.

Although Dr. Goldenberg had a right in his prior employment agreement to a tax gross-up with respect to any federal excise tax imposed on any payments or benefits received in connection with a change of control that are deemed to constitute parachute payments under Section 280G of the Internal Revenue Code, such right has been eliminated in the Goldenberg Agreement.

The Goldenberg Agreement provides, consistent with Dr. Goldenberg’s prior employment agreement, that upon the occurrence of a change of control (as defined in the Goldenberg Agreement), all stock options, restricted stock and other equity rights held by Dr. Goldenberg will become fully vested and/or exercisable, as the case may be, on the date on which the change in control occurs, and all stock options held by Dr. Goldenberg shall remain exercisable, notwithstanding anything in any other agreement governing such options, for a period of twenty-four (24) months following the end of the remaining balance of the Goldenberg Term; provided, however, that in no event will the option be exercisable (a) beyond its original term; or (b) beyond the extension period permitted under Section 409A of the Internal Revenue Code.

The Goldenberg Agreement provides that throughout the Goldenberg Term and for a period of three (3) years thereafter, Dr. Goldenberg shall not (i) without the prior written approval of the Board, compete, directly or indirectly, in the United States or Canada, with the Company; or (ii) directly or indirectly solicit any Company customer or employee of the Company. The Goldenberg Agreement also provides that Dr. Goldenberg shall, during the Goldenberg Term and at all times thereafter, keep confidential all trade secrets and confidential information of the Company. The Goldenberg Agreement also provides that Dr. Goldenberg may continue to work and be compensated by the Center for Molecular Medicine and Immunology (also known as the Garden State Cancer Center) and the Company majority-owned subsidiary IBC Pharmaceuticals, Inc.

Copies of each of the Sullivan Agreement and Goldenberg Agreement are attached hereto as Exhibits 10.1 and 10.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Fourth Amended and Restated Employment Agreement, effective as of July 1, 2011, between Immunomedics, Inc. and Ms. Cynthia L. Sullivan.

10.2	Third Amended and Restated Employment Agreement, effective as of July 1, 2011, between Immunomedics, Inc. and Dr. David M. Goldenberg.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOMEDICS, INC.

By:	/s/ Gerard G. Gorman
	Name:	Gerard G. Gorman
	Title:	Senior Vice President, Finance and
Business Development, and Chief Financial Officer

Date: July 8, 2011